EXHIBIT 99.2

Recruiter.com Announces Closing of Upsized $12.0 Million Public Offering and Nasdaq Listing

HOUSTON, TX / ACCESSWIRE / July 2, 2021 / Recruiter.com Group, Inc. (Nasdaq:RCRT, Nasdaq:RCRTW) ("Recruiter.com" or the "Company"), an on-demand recruiting platform, today announced the closing of its underwritten public offering of 2,400,000 units at a price to the public of $5.00 per unit, for gross proceeds of $12,000,000, before deducting underwriting discounts and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 360,000 shares of common stock and/or warrants to purchase 360,000 shares of Common Stock, or any combination thereof, to cover over-allotments, if any.

Each unit issued in the offering consists of one share of common stock (the "Common Stock") and one warrant to purchase one share of common stock (the "Warrants"). The Common Stock and Warrants are immediately separable from the units and will be issued separately. The Warrants are exercisable immediately, expire five years from the date of issuance and will have an exercise price of $5.50 per share. In addition, on July 2, the underwriter partially exercised its over-allotment option by purchasing additional Warrants to purchase 360,000 shares of Common Stock.

Joseph Gunnar & Co., LLC, the sole book-running manager for the offering, seeks to finance companies that are poised to accomplish great things for shareholders. Joseph A. Alagna, Chairman and CEO added, "We are pleased to have assisted Recruiter.com as it attained a national exchange listing and growth capital via this transaction."

The Common Stock and Warrants were approved to list on the Nasdaq Capital Market under the symbols "RCRT" and "RCRTW," respectively, and began trading there on June 30, 2021.

The Company intends to use the proceeds of the offering to invest in sales and marketing efforts for its on-demand recruiting software subscription tools and services, strategic acquisitions and related expenses, and general working capital.

The Securities and Exchange Commission ("SEC") declared effective a registration statement on Form S-1 relating to these securities on June 29, 2021. A final prospectus relating to this offering was filed with the Securities and Exchange Commission on July 1, 2021. The offering was made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained by contacting Joseph Gunnar & Co., LLC at 30 Broad Street / FLR. 11, New York, NY 10004, Attn: Operations. Investors may also obtain these documents at no cost by visiting the SEC's website at https://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Recruiter.com Group, Inc.
Recruiter.com is an online hiring platform delivering on-demand recruiting technology and services to both large and small businesses. With AI and video technology, and the world's largest network of recruiters, Recruiter.com delivers on-tap recruiting that flexes with hiring needs. To learn more, visit https://www.recruiter.com.

For investor information, visit https://investors.recruiter.com

Please follow social media channels for additional updates:
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LinkedIn Recruiter Network Group: https://www.linkedin.com/groups/42370/
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LinkedIn Company Page: https://www.linkedin.com/company/1240434
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Twitter Company Page: https://twitter.com/recruiterdotcom
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Facebook Company Page: https://www.facebook.com/RecruiterDotCom

Company Contact:

Evan Sohn
CEO
Recruiter.com Group, Inc.
info@recruiter.com

Investor Relations:

Dave Gentry
RedChip Companies, Inc.
Phone: (407) 491-4498
dave@redchip.com
Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecasts" "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include continued demand for professional hiring, the accuracy of the Recruiter Index® survey, the impact of the COVID-19 pandemic on the job market and the economy as virus levels are again rising in many states, and the Risk Factors contained within our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.